UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported) 23 April 2002
                                                          ---------------


                        Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


        Delaware                          1-4534                 23-1274455
 ---------------------------     -------------------------  -------------------
(State of other jurisdiction     (Commission file number)   (IRS Identification
  of incorporation)                                               number)


  7201 Hamilton Boulevard, Allentown, Pennsylvania             18195-1501
----------------------------------------------------       -----------------
    (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    --------------

Item 5.  Other Events.
----------------------


               AIR PRODUCTS REPORTS SECOND QUARTER EPS OF 57 CENTS

LEHIGH VALLEY, Pa. (April 23, 2002) - Air Products and Chemicals, Inc. (NYSE:APD) today reported net income of $126 million, or diluted earnings per share (EPS) of $.57, for its second fiscal quarter ended March 31, 2002. Net income and diluted EPS were up 33% compared with prior year results of $95 million and $.43 per share.

Fiscal 2002 results include an after-tax gain of $25.7 million, or $.12 per share, on the sale of the U.S. packaged gas business and an after-tax charge of $18.9 million, or $.09 per share for a global cost reduction plan. Fiscal 2001 results include an after-tax charge of $23.7 million, or $.11 per share, principally for a global cost reduction plan. Details of these special items are contained in the attached notes.

Excluding special items in both quarters, net income from ongoing operations of $119 million increased 1%. EPS from operations of $.54 was equal to last year's results.

Revenues of $1.3 billion declined 14%. Excluding the impact of natural gas pass-through, acquisitions and divestitures, and currency effects, sales declined 3%, reflecting continued weakness in the global manufacturing sector, including electronics.

The following discussion excludes special items.

Commenting on the quarter, Air Products Chairman and Chief Executive Officer John P. Jones said, "While manufacturing activity remained at low levels, we again saw improvement in our chemicals business, which traditionally has led us out of downturns. Delivering on our commitment to improve our portfolio, we completed the sale of our U.S. packaged gas business last month. During the quarter, Air Products also received the Environmental Protection Agency's prestigious Climate Protection Award. The award recognizes our work helping semiconductor manufacturers reduce emissions from their processes through technologies including nitrogen trifluoride (NF3) chamber cleaning."

In our industrial gases segment, sales of $887 million declined 18%. Excluding natural gas pass-through, acquisitions and divestitures, and currency effects, sales declined 4%. Operating income declined 19%, primarily due to the pronounced global electronics slowdown, as current trough levels of activity are being compared with last year's record levels. In our North American merchant gases business, margin expansion in the liquid oxygen, nitrogen, hydrogen and helium product lines helped offset continued softer volumes. North American operating results include a write-off of about $7 million in receivables associated with three bankrupt steel customers.

In our chemicals segment, sales of $358 million declined 8%, primarily due to lower activity in amines and polyurethane intermediates. Operating income of $47 million, however, doubled from last year due to margin improvement in most product lines and lower costs due to continuous improvement efforts and lower natural gas and feedstock costs. Operating margins in chemicals climbed to 13%, improving sequentially and moving closer to historical levels.

Equipment segment sales increased 5%, and operating income was up on higher shipments of helium containers and membrane units. The equipment backlog dropped sequentially, reflecting lower plant and equipment activity.

Regarding Air Products' outlook, Mr. Jones said, "Last quarter, we said we expected fiscal year operating EPS of about $2.35. We are maintaining that guidance, less an adjustment of about $.03 per share equivalent to the dilutive effect of the U.S. packaged gas divestiture in the last half of our fiscal year. For the third quarter, we anticipate operating EPS will be about 10% higher than second quarter operating EPS."

Mr. Jones concluded by saying, "However, the economy remains a concern. The recent upturn in the U.S. Industrial Production index is encouraging, but widespread uncertainty remains on the strength and pace of this recovery. Higher volumes across major businesses are required to bring our operating leverage to the forecasted bottom line particularly in electronics, chemicals and merchant gases."

***NOTE: Fiscal 2002 second quarter earnings reflect a $.02 per share benefit, and the fiscal 2002 earnings outlook reflects $.07 per share benefit from the adoption of a new accounting standard for goodwill. In addition, the divestiture of the U.S. packaged gas business is expected to be approximately $.03 per share dilutive in the first six months, but earnings neutral in the 12 months after close.


***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions, in particular the success of the world economy, including the electronics industry, strengthening in the second half of the fiscal year and resulting in meaningful increases in the demand for Air Products' goods and services during that time; competitive factors in the industries in which it competes; the ability to recover increased energy and raw material costs from customers; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of terrorism impacting the United States' and other markets; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

Please review the attached financial tables, including the Summary of Consolidated Financial Information:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)
------------------------------------------------------------------------------------------------------------------
                                              Three Months Ended                 Six Months Ended
                                                  31 March                           31 March
                                         2002              2001              2002                2001
------------------------------------------------------------------------------------------------------------------
Sales                                $1,312.7          $1,534.5          $2,629.2            $3,010.3
------------------------------------------------------------------------------------------------------------------

Net Income:
    As reported                        $126.1           $  94.6            $239.8              $230.2
    Exclusive of special items         $119.3(a)         $118.3(b)         $233.0(a)           $253.9(b)
------------------------------------------------------------------------------------------------------------------

Basic Earnings Per Share:
    As reported                           $.58              $.44             $1.11               $1.07
    Exclusive of special items            $.55              $.55             $1.08               $1.18
------------------------------------------------------------------------------------------------------------------

Diluted Earnings Per Share:
    As reported                           $.57              $.43             $1.08               $1.05
    Exclusive of special items            $.54(a)           $.54(b)          $1.05(a)            $1.16(b)
------------------------------------------------------------------------------------------------------------------

Operating Return on Net Assets                                               10.6%               11.3%

Capital Expenditures                                                       $358.9              $329.3

Depreciation                           $136.4            $143.3            $275.7              $291.7
------------------------------------------------------------------------------------------------------------------

(a) Excluded an after-tax gain of $25.7, or $.12 per share, on the sale of U.S. packaged gas business and an after-tax charge of $18.9, or $.09 per share, for a global cost reduction plan.

(b) Excluded an after-tax charge of $20.0, or $.09 per share, for a global cost reduction plan and an after-tax charge of $3.7, or $.02 per share, for costs related to a litigation settlement.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)


 (Millions of dollars, except per share)
---------------------------------------------------------------------------------------------------------------
                                                     Three Months Ended              Six Months Ended
                                                          31 March                       31 March
                                                   2002            2001            2002            2001
---------------------------------------------------------------------------------------------------------------
SALES                                          $1,312.7        $1,534.5        $2,629.2        $3,010.3
COSTS AND EXPENSES
Cost of sales                                     942.3         1,141.0         1,879.4         2,200.6
Selling and administrative                        189.1           189.5           358.4           363.0
Research and development                           28.1            30.8            58.5            59.3
Other (income) expense, net                        (1.6)            9.0            (6.1)           (4.3)
---------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                  154.8           164.2           339.0           391.7
Income from equity affiliates, net of              20.3            16.9            38.7            37.8
  related expenses
Gain on sale of packaged gas business              55.7            --              55.7            --
Interest expense                                   31.0            50.3            66.1            98.7
---------------------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES AND                           199.8           130.8           367.3           330.8
MINORITY INTEREST
Income taxes                                       69.6            36.6           118.4            98.3
Minority interest (a)                               4.1             (.4)            9.1             2.3
---------------------------------------------------------------------------------------------------------------
NET INCOME                                       $126.1           $94.6          $239.8          $230.2
===============================================================================================================
BASIC EARNINGS PER COMMON                           $.58            $.44           $1.11           $1.07
SHARE
---------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON                         $.57            $.43           $1.08           $1.05
SHARE
---------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF                        216.6           214.5           216.2           214.4
  COMMON SHARES (in millions)
---------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF                        222.9           218.9           221.7           218.4
  COMMON AND COMMON
  EQUIVALENT SHARES (in millions) (b)
---------------------------------------------------------------------------------------------------------------
DIVIDENDS DECLARED PER COMMON                       $.20            $.19            $.40            $.38
  SHARE - Cash
---------------------------------------------------------------------------------------------------------------

(a)  Minority interest primarily includes before-tax amounts.

(b) The dilution of earnings per common share is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


(Millions of dollars)
-------------------------------------------------------------------------------------------------
                                                                        31 March
ASSETS                                                          2002                  2001
-------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                        $    97.8             $   100.6
Trade receivables, less allowances for                         867.2               1,049.8
 doubtful accounts
Inventories and contracts in progress                          459.7                 514.2
Other current assets                                           206.6                 240.3
-------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                         1,631.3               1,904.9
-------------------------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO                   530.6                 493.8
  EQUITY AFFILIATES
PLANT AND EQUIPMENT, at cost                                10,157.1              10,451.6
Less - Accumulated depreciation                              5,160.2               5,274.9
-------------------------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                                     4,996.9               5,176.7
-------------------------------------------------------------------------------------------------
GOODWILL                                                       343.1                 342.7
-------------------------------------------------------------------------------------------------
OTHER NONCURRENT ASSETS                                        368.9                 366.4
-------------------------------------------------------------------------------------------------
TOTAL ASSETS                                               $ 7,870.8             $ 8,284.5
=================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                                  $   460.3             $   577.0
Accrued liabilities                                            323.0                 336.6
Accrued income taxes                                            77.5                  17.1
Short-term borrowings                                           46.6                 209.1
Current portion of long-term debt                               66.9                 302.0
-------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                      974.3               1,441.8
-------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                               1,968.9               2,515.6
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES                 718.9                 534.3
DEFERRED INCOME TAXES                                          791.1                 785.6
-------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                            4,453.2               5,277.3
-------------------------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                     120.9                 117.4
-------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                   3,296.7               2,889.8
-------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $ 7,870.8             $ 8,284.5
=================================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                        CONDENSED CONSOLIDATED CASH FLOWS
                                   (Unaudited)

(Millions of dollars)
---------------------------------------------------------------------------------------------------------------------------
                                                                                         Six Months Ended
                                                                                             31 March
                                                                                   2002                   2001
---------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net Income                                                                      $239.8                  $230.2
 Adjustments to reconcile income to cash provided by operating activities:
  Depreciation                                                                    275.7                   291.7
  Deferred income taxes                                                             7.4                     7.1
  Undistributed earnings of unconsolidated affiliates                             (30.9)                  (19.9)
  Gain on sale of assets and investments                                          (58.6)                    (.6)
  Other                                                                            66.1                    (8.2)
 Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
  Trade receivables                                                               10.1                    (82.2)
  Inventories and contracts in progress                                           (5.8)                   (37.9)
  Payables, trade and other                                                      (43.0)                     1.6
  Other                                                                           16.3                     (1.9)
---------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                            477.1                    379.9
---------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Additions to plant and equipment (a)                                          (321.3)                  (302.3)
  Investment in and advances to unconsolidated affiliates                        (34.7)                   (26.5)
  Acquisitions, less cash acquired                                                (1.1)                    --
  Proceeds from sale of assets and investments                                   267.8                     32.2
  Other                                                                           10.5                     23.0
---------------------------------------------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                                               (78.8)                  (273.6)
---------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Long-term debt proceeds                                                         20.8                     54.4
  Payments on long-term debt                                                    (164.8)                   (21.4)
  Net decrease in commercial paper and short-term borrowings                    (205.2)                   (25.7)
  Purchase of treasury stock                                                      --                      (50.0)
  Dividends paid to shareholders                                                 (86.2)                   (81.5)
  Issuance of stock for options and award plans                                   75.5                     27.0
---------------------------------------------------------------------------------------------------------------------------
CASH USED FOR BY FINANCING ACTIVITIES                                           (359.9)                   (97.2)
---------------------------------------------------------------------------------------------------------------------------
  Effect of Exchange Rate Changes on Cash                                         (6.8)                    (2.6)
---------------------------------------------------------------------------------------------------------------------------
  Increase in Cash and Cash Items                                                 31.6                      6.5
  Cash and Cash Items - Beginning of Year                                         66.2                     94.1
---------------------------------------------------------------------------------------------------------------------------
  Cash and Cash Items - End of Period                                            $97.8                   $100.6
===========================================================================================================================

(a) Excludes capital lease additions of $1.8 and $.5 in 2002 and 2001, respectively.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(millions of dollars, except per share)

The company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" on 1 October 2001. As required by
SFAS 142, the company performed an impairment test on goodwill as of 1 October 2001, which indicated no impairment of goodwill. As of 1 October 2001 the company is no longer amortizing goodwill, including goodwill associated with investments in equity affiliates. Goodwill amortization in 2001 was $14.8 on an after-tax basis, or $.07 per share. Goodwill amortization for the three and six months ended 31 March 2001 was $3.6 and $7.4 on an after-tax basis, or $.02 and $.04 per share, respectively.

On 28 February 2002, the company completed the sale of the majority of its U.S. packaged gas business, excluding the electronic gases and magnetic resonance imaging related helium operations, to Airgas, Inc. (Airgas). This sale included approximately 100 facilities in 30 states associated with the filling and distribution of cylinders, liquid dewars, tube trailers, and other containers of industrial gases and non-electronic specialty gases, and the retail selling of welding hardgoods, including customer service centers, warehouses, and other related assets. The company also sold its packaged gas operations in the Carolinas and in Southern Virginia to National Welders Supply Company, Inc., a joint venture between Airgas and the Turner family of Charlotte, N.C. The assets sold generated $240 in revenues in 2001 with a modest contribution to operating income. For the five months ended 28 February 2002, the revenues were approximately $100 also with a modest contribution to operating income. These facilities employed 1,200 people. The proceeds from these transactions were $254.5. The results for the three and six months ended 31 March 2002 included a gain of $55.7 ($25.7 after-tax, or $.12 per share).

The results for the three and six months ended 31 March 2002 included a charge of $30.8 ($18.9 after-tax, or $.09 per share) for a global cost reduction plan including packaged gas divestiture related reductions. The plan included 333 position eliminations, resulting in a charge of $27.1 for severance and pension related benefits. A charge of $3.7 was recognized for asset impairments related to the planned sale or closure of two small chemicals facilities. The restructuring charges included in cost of sales, selling and administrative, research and development, and other expense were $13.4, $14.1, $.4, and $2.9, respectively.

Income from equity affiliates contributed $.09 and $.07 to diluted earnings per share for the three months ended 31 March 2002 and 2001, respectively. Income from equity affiliates contributed $.16 to diluted earnings per share for both the six months ended 31 March 2002 and 2001.

The results for the three and six months ended 31 March 2001 included a charge of $30.9 ($20.0 after-tax, or $.09 per share) for a global cost reduction plan. The plan included 311 position eliminations, resulting in a charge of $22.4 for severence and termination benefits. A charge of $8.5 was recognized for asset impairments and other related restructuring costs. The restructuring charges included in cost of sales, selling and administrative, and other expense were $14.4, $9.4, and $7.1, respectively. The results for the three and six months ended 31 March 2001, also, included a charge of $6.0 ($3.7 after-tax, or $.02 per share) related to a litigation settlement.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)


Business segment information is shown below:

--------------------------------------------------------------------------------------------------------------------------
(Millions of dollars)                                Three Months Ended                        Six Months Ended
                                                          31 March                                 31 March
                                                  2002               2001                 2002                 2001
--------------------------------------------------------------------------------------------------------------------------
Revenues from external customers
 Gases                                        $  886.8            $1,079.4            $1,790.9             $2,106.1
 Chemicals                                       358.1               390.3               707.1                783.6
 Equipment                                        67.8                64.8               131.2                120.6
--------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                1,312.7             1,534.5             2,629.2              3,010.3
--------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                          $1,312.7            $1,534.5            $2,629.2             $3,010.3
--------------------------------------------------------------------------------------------------------------------------

Operating income
 Gases                                          $122.5              $156.8              $274.5               $348.2
 Chemicals                                        42.0                18.5                82.5                 55.5
 Equipment                                         5.1                 3.5                 6.0                  4.6
--------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                  169.6               178.8               363.0                408.3
--------------------------------------------------------------------------------------------------------------------------
 Corporate research and development and          (14.8)              (14.6)              (24.0)               (16.6)
  other income/(expense)
 Consolidated Totals                            $154.8              $164.2              $339.0               $391.7
--------------------------------------------------------------------------------------------------------------------------

Operating income (excluding special
items)
 Gases                                          $148.7(a)           $183.1(c)           $300.7(a)            $374.5(c)
 Chemicals                                        46.6(b)             23.1(d)             87.1(b)              60.1(d)
 Equipment                                         5.1                 3.5                 6.0                  4.6
--------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                  200.4               209.7               393.8                439.2
--------------------------------------------------------------------------------------------------------------------------
 Corporate research and development and          (14.8)               (8.6)(e)           (24.0)               (10.6)(e)
  other income/(expense)
--------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                            $185.6              $201.1              $369.8               $428.6
--------------------------------------------------------------------------------------------------------------------------

Equity affiliates' income
 Gases                                           $16.3               $16.6               $32.1                $35.3
 Chemicals                                         2.8                --                   5.1                  1.5
 Equipment                                         1.2                  .2                 1.5                   .9
--------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                   20.3                16.8                38.7                 37.7
--------------------------------------------------------------------------------------------------------------------------
 Other                                            --                    .1                --                     .1
--------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                             $20.3               $16.9               $38.7                $37.8
--------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
(Millions of dollars)
                                                                                         31 March
                                                                                   2002            2001
---------------------------------------------------------------------------------------------------------------

 Identifiable assets (f)
  Gases                                                                        $5,503.2        $5,930.7
  Chemicals                                                                     1,384.4         1,457.9
  Equipment                                                                       214.1           229.9
---------------------------------------------------------------------------------------------------------------
  Segment Totals                                                                7,101.7         7,618.5
---------------------------------------------------------------------------------------------------------------
  Corporate assets                                                                238.5           172.2
---------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                                          $7,340.2        $7,790.7
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                                                                  Twelve Months Ended
                                                                                         31 March
                                                                                   2002            2001
---------------------------------------------------------------------------------------------------------------
 ORONA(f)
  Gases                                                                            11.2%           12.9%
  Chemicals                                                                        12.0%            9.6%
  Equipment                                                                         6.5%            6.3%
---------------------------------------------------------------------------------------------------------------
  Segment Totals                                                                   11.2%           12.0%
---------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                                              10.6%           11.3%
---------------------------------------------------------------------------------------------------------------

(a) The results for the three and six months ended 31 March 2002 excluded a cost reduction charge of $26.2.

(b) The results for the three and six months ended 31 March 2002 excluded a cost reduction charge of $4.6.

(c) The results for the three and six months ended 31 March 2001 excluded a cost reduction charge of $26.3.

(d) The results for the three and six months ended 31 March 2001 excluded a cost reduction charge of $4.6.

(e) The results for the three and six months ended 31 March 2001 excluded a litigation settlement charge of $6.0.

(f) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates (identifiable assets). The ORONA calculation excluded all special items impacting operating income.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


 (Millions of dollars)
--------------------------------------------------------------------------------------------------------
                                              Three Months Ended              Six Months Ended
                                                   31 March                       31 March
                                          2002             2001           2002             2001
--------------------------------------------------------------------------------------------------------
 Revenues from external customers
  United States                       $  819.9         $1,030.9       $1,657.8         $2,012.1
  Canada                                  27.1             29.8           52.1             59.3
--------------------------------------------------------------------------------------------------------
    Total North America                  847.0          1,060.7        1,709.9          2,071.4
--------------------------------------------------------------------------------------------------------
  United Kingdom                         108.0            125.7          218.9            238.1
  Spain                                   80.5             82.8          161.7            157.1
  Other Europe                           180.5            159.9          332.4            307.5
--------------------------------------------------------------------------------------------------------
    Total Europe                         369.0            368.4          713.0            702.7
--------------------------------------------------------------------------------------------------------
  Asia                                    69.1             77.1          152.0            169.7
  Latin America                           27.6             28.3           54.2             66.4
  All Other                               --               --               .1               .1
--------------------------------------------------------------------------------------------------------
 Total                                $1,312.7         $1,534.5       $2,629.2         $3,010.3
--------------------------------------------------------------------------------------------------------


     Note: Geographic information is based on country of origin. The other Europe segment operates principally in France, Germany, Netherlands, and Belgium.

     Media Inquiries:
     ----------------
     Lisa A. Walsh, tel: (610) 481-5784; e-mail: walshla@apci.com
                                                 ----------------

     Investor Inquiries:
     -------------------
     Alexander W. Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com.
                                                       ------------------


Item 9.  Regulation FD Disclosure
---------------------------------

The Q2 earnings teleconference following the earnings release which started at 10:00 a.m. EDST on April 23 could be accessed by listening on the Company's web site at http://www.airproducts.com/fin/quarterly.htm. Recordings of the earnings teleconference and copies of the slides used will continue to be available at the above web address until midnight on April 30, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Air Products and Chemicals, Inc.
                             --------------------------------------------
                             (Registrant)




Dated: 23 April 2002          By:        /s/Paul E. Huck
                                 ----------------------------------------
                                          Paul E. Huck
                                 Vice President and Corporate Controller
                                       (Chief Accounting Officer)